Exhibit 10.1

Amendment No. 1 to the
Prudential Financial, Inc.
2011 Deferred Compensation Plan for Non-Employee Directors

This Amendment No. 1 to the Prudential Financial, Inc. 2011 Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is effective as of September 8, 2015.

Article II of the Plan is hereby amended to add the following new Section 2.3:

2.3. Limitation on Director Compensation. In no event shall the maximum aggregate amount of cash and equity-based compensation (including, without limitation, Deferred Stock Units) awarded to a Participant under the Director Compensation Program established from time to time by the Board to compensate Non-Employee Directors exceed $600,000 in a compensation year, as measured based on the value thereof at the date of grant (for equity-based compensation) or the scheduled payment date (for cash-based compensation) and not taking into account any deferral thereof.
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In all other respects, the form, terms and provisions of the Plan remain unchanged and in full force and effect.